Exhibit 99.1

Devon Energy Corporation 20 North Broadway Oklahoma City, OK 73102-8260
News Release

Investor Contact	Zack Hager	405 552 4526
Media Contact	Chip Minty	405 228 8647
DEVON ENERGY EARNS $1.2 BILLION IN FIRST QUARTER 2010; ANNOUNCES INITIATION OF SHARE REPURCHASE PLAN
OKLAHOMA CITY — May 5, 2010 — Devon Energy Corporation (NYSE:DVN) today reported net earnings of $1.2 billion for the quarter ended March 31, 2010, or $2.67 per common share ($2.66 per diluted common share). This compares with a first-quarter 2009 net loss of $4.0 billion, or $8.92 per common share ($8.92 per diluted common share).
Devon also announced today that its board of directors has authorized the repurchase of up to $3.5 billion of the company’s common stock. Devon plans to begin purchasing shares immediately. The shares will be acquired in the open market, and the timing of purchases may depend upon market conditions.
Earnings of $1.85 per Share Excluding Items Not Estimated by Analysts
First-quarter 2010 reported net earnings of $1.2 billion were affected by certain items securities analysts typically exclude from their published estimates. Excluding these adjusting items, Devon earned $831 million or $1.85 per diluted common share. The most significant of the adjusting items was a non-cash, unrealized gain on oil and natural gas derivative instruments of $524 million pre-tax ($335 million after tax). This and other adjusting items are discussed in more detail later in this release.
Gulf of Mexico and International Divestitures Total $9.9 Billion to Date
In 2009, Devon announced it would divest its Gulf of Mexico and international properties. To date, the company has announced sale agreements for the majority of its divestiture assets with aggregate proceeds totaling $9.9 billion, before taxes. In the first quarter of 2010, Devon closed on the sale of three lower tertiary discoveries in the deepwater Gulf of Mexico receiving $1.3 billion pre-tax. Subsequent to quarter-end, the company closed on the sales of its remaining deepwater Gulf of Mexico properties. Devon has now essentially completed its exit of the deepwater Gulf of Mexico. The company expects to close on the remaining asset sales throughout 2010 and finalize the entire restructuring process by year-end. Devon now estimates the total pre-tax proceeds from the divestitures to exceed $10 billion with after-tax proceeds approximating $8 billion.
“With Devon’s strategic repositioning nearing completion, we could not be more pleased with the results,” said J. Larry Nichols, chairman and chief executive officer. “Devon is emerging with a rock-solid balance sheet, a balanced portfolio of oil and gas projects and one of the lowest cost structures in the peer group. This positions the company to deliver low-risk, profitable, organic production growth on a sustainable basis.”
In accordance with accounting standards, Devon has reclassified the assets, liabilities and results of its international segment as discontinued operations for all accounting periods presented in this release. Although revenues and expenses for prior periods were reclassified, there was no impact upon previously reported net earnings. Included with this release is a table of revenues, expenses, and production categories and the amounts reclassified as discontinued operations for each period presented.

Although Devon is in the process of selling all of its Gulf of Mexico assets, these assets do not qualify as discontinued operations under accounting standards. However, information is provided within this release to enable the reader to isolate results of the company’s operations that will be retained following the divestitures.
First-Quarter Operating Highlights
Devon drilled 454 wells in the first quarter of 2010 with a success rate of almost 100 percent. The following are highlights of first-quarter exploration and development activity:
•	Gross production from Devon’s first Jackfish oil sands project reached design capacity of 35,000 barrels per day in the first quarter of 2010. Located in Alberta, Jackfish is 100-percent owned by Devon and has an estimated 300 million gross barrels of recoverable resource.

•	Construction for the second Jackfish project remains on schedule and is now over 75-percent complete. Devon expects Jackfish 2, which is also sized to produce 35,000 barrels of gross production per day, will commence steam injection in the second quarter of 2011. The company also expects to file a regulatory application for a third, similarly-sized Jackfish project in the third quarter of 2010.

•	In March, Devon announced it will add to its Canadian oil position by acquiring 50 percent of BP’s interest in the Kirby oil sands leases for $500 million. The Kirby leasehold lies adjacent to the company’s highly successful Jackfish project and has estimated gross recoverable resources of up to 1.5 billion barrels. Devon will operate the project, and delineation drilling at Kirby is expected to begin in the second half of 2010.

•	In its emerging Wolfberry oil play in the Permian Basin, the company drilled 20 wells and increased net production to approximately 5,000 barrels per day.

•	Also in the first quarter, Devon increased its lease position in the Cana-Woodford Shale to 180,000 net acres. The company added 16 new wells to production in the quarter, increasing average net production in the play to 73 million cubic feet of gas equivalent per day.

•	The company’s net production from the Barnett Shale field in north Texas averaged 1.1 billion cubic feet of natural gas equivalent per day in the first quarter of 2010. This was five percent greater than production in the fourth quarter of 2009.

•	Devon completed three Haynesville Shale wells within Shelby and Nacogdoches counties in the first quarter. Initial 24-hour production rates for the three horizontal wells averaged six million cubic feet of gas equivalent. Devon has a 100 percent working interest in the wells.
Higher Prices Increase Oil and Gas Sales
Sales of oil, natural gas, and natural gas liquids from continuing operations were $2.1 billion in the first quarter of 2010. Comparable sales for the same period in 2009 were $1.4 billion. This 50 percent increase in sales was attributable to higher realized oil, natural gas, and natural gas liquids pricing.
Devon’s average realized oil price increased 115 percent in the first quarter of 2010, to $67.58 per barrel. This compares with an average realized price of $31.41 per barrel in the first quarter of 2009. The company’s average realized natural gas price increased 29 percent to $4.80 per thousand cubic feet in the first quarter of 2010, as compared to $3.73 per thousand cubic feet in the year-ago period.
Marketing and midstream operating profit was $133 million in the first quarter of 2010. This was a nine percent decrease compared to the first quarter of 2009. The decrease resulted from lower gas marketing margins partially offset by higher commodity prices.
Lower Costs in Most Expense Categories
First-quarter 2010 expenses in most categories decreased from the first quarter of 2009. Lease operating expenses in the first quarter of 2010 were $414 million, or six percent lower than the year-ago quarter.
Taxes other than income taxes increased 13 percent, to $101 million in the first quarter of 2010. This increase was driven by higher production taxes resulting from higher oil and gas revenues.

First quarter depreciation, depletion and amortization expense declined by 24 percent in 2010, to $426 million. Unit DD&A was $7.63 per Boe in the first quarter of 2010.
Devon also reduced costs related to general and administrative expenses (G&A) in the most recent quarter. First-quarter 2010 G&A expense was $138 million, or 16 percent lower than the first quarter of 2009. Operational efficiencies realized through restructuring led to lower G&A expenses for the quarter.
Cash Flow Increases 45 Percent; Debt Repayments Further Strengthen Balance Sheet
Cash flow before balance sheet changes reached $1.4 billion in the first quarter of 2010, a 45 percent increase over the first quarter of 2009. In addition, Devon received $1.3 billion of pre-tax proceeds from the sale of three lower tertiary discoveries in the deepwater Gulf of Mexico. Devon utilized this cash in the first-quarter to fully fund its capital program and repay $1.2 billion of commercial paper borrowings. The company ended the quarter with cash on hand of $1.2 billion and a net debt to adjusted capitalization ratio of 22 percent. Reconciliations of cash flow before balance sheet changes, net debt and adjusted capitalization, which are non-GAAP measures, are provided in this release.
Items Excluded from Published Earnings Estimates
Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. These items and their effects upon reported earnings for the first quarter of 2010 were as follows:
Items affecting continuing operations:
•	A change in the fair value of oil and natural gas derivative instruments increased first-quarter earnings by $524 million pre-tax ($335 million after tax).

•	A change in the fair value of other financial instruments decreased first-quarter earnings by $1 million pre-tax ($1 million after tax).
Items affecting discontinued operations:
•	The decision to divest all international assets generated financial benefits that increased first-quarter earnings by $41 million pre-tax ($27 million after tax).
The following tables summarize the effects of these items on first-quarter 2010 earnings, income taxes and cash flow. Included in the tables are the tax effects resulting from oil and gas property divestitures that did not affect net earnings.
Summary of Items Typically Excluded by Securities Analysts (in millions)
Continuing Operations — First Quarter 2010

	Pre-tax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Change in fair value of oil and gas derivative instruments	$524	—	189	189	335	—
Change in fair value of other financial instruments	(1)	—	—	—	(1)	—
Effects of oil and gas property divestitures	—	161	(161)	—	—	(161)

Totals	$523	161	28	189	334	(161)

Discontinued Operations — First Quarter 2010

	Pre-tax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Financial benefits of decision to divest assets	$41	—	14	14	27	—

Totals	$41	—	14	14	27	—

In aggregate, these items increased first-quarter 2010 net earnings by $361 million, or 81 cents per common share (81 cents per diluted share). These items and their associated tax effects decreased first-quarter 2010 cash flow before balance sheet changes by $161 million.
Conference Call to be Webcast Today
Devon will discuss its first-quarter 2010 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com.
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.
Effective January 1, 2010, the United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. This release may contain certain terms, such as resource potential and exploration target size. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K for the fiscal year ended December 31, 2009, available from us at Devon Energy Corporation, Attn. Investor Relations, 20 North Broadway, Oklahoma City, OK 73102. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.
Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is a leading U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION (net of royalties)
Excludes discontinued operations

	Quarter Ended
	March 31,
	2010	2009

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	165.9	181.1
Canada	50.8	52.7

North American Onshore	216.7	233.8
U.S. Offshore	9.8	10.7

Total Natural Gas	226.5	244.5

Oil (MMBbls)
U.S. Onshore	3.0	3.0
Canada	6.4	6.3

North American Onshore	9.4	9.3
U.S. Offshore	1.1	1.1

Total Oil	10.5	10.4

Natural Gas Liquids (MMBbls)
U.S. Onshore	6.5	6.2
Canada	0.9	0.9

North American Onshore	7.4	7.1
U.S. Offshore	0.2	0.2

Total Natural Gas Liquids	7.6	7.3

Oil Equivalent (MMBoe)
U.S. Onshore	37.1	39.3
Canada	15.7	16.1

North American Onshore	52.8	55.4
U.S. Offshore	3.0	3.1

Total Oil Equivalent	55.8	58.5

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	1,842.9	2,011.7
Canada	564.1	585.5

North American Onshore	2,407.0	2,597.2
U.S. Offshore	109.3	119.4

Total Natural Gas	2,516.3	2,716.6

Oil (MBbls)
U.S. Onshore	33.0	33.0
Canada	70.8	70.5

North American Onshore	103.8	103.5
U.S. Offshore	12.9	12.1

Total Oil	116.7	115.6

Natural Gas Liquids (MBbls)
U.S. Onshore	72.5	68.7
Canada	9.8	10.5

North American Onshore	82.3	79.2
U.S. Offshore	1.9	2.4

Total Natural Gas Liquids	84.2	81.6

Oil Equivalent (MBoe)
U.S. Onshore	412.7	437.0
Canada	174.7	178.5

North American Onshore	587.4	615.5
U.S. Offshore	33.0	34.4

Total Oil Equivalent	620.4	649.9

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
BENCHMARK PRICES
(average prices)

	Quarter Ended
	March 31,
	2010	2009

Natural Gas ($/Mcf) — Henry Hub	$5.30	$4.91
Oil ($/Bbl) — West Texas Intermediate (Cushing)	$78.54	$43.18

Quarter Ended March 31, 2010

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$74.81	$4.66	$34.22	$32.81
Canada	$62.50	$5.08	$48.95	$44.50

North American Onshore	$66.41	$4.76	$35.98	$36.29
U.S. Offshore	$76.99	$5.63	$40.59	$51.07

Realized price without hedges	$67.58	$4.80	$36.09	$37.07
Cash settlements	$—	$0.42	$—	$1.71

Realized price, including cash settlements	$67.58	$5.22	$36.09	$38.78

Quarter Ended March 31, 2009

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$34.88	$3.43	$17.43	$21.16
Canada	$27.89	$4.48	$25.85	$27.21

North American Onshore	$30.12	$3.67	$18.54	$22.92
U.S. Offshore	$42.38	$5.15	$20.48	$34.21

Realized price without hedges	$31.41	$3.73	$18.60	$23.51
Cash settlements	$—	$0.48	$—	$2.02

Realized price, including cash settlements	$31.41	$4.21	$18.60	$25.53

CAPITAL EXPENDITURES (in millions)
Quarter Ended March 31, 2010

	U.S. Onshore	Canada	U.S. Offshore	Total

Capital Expenditures

Exploration	$99	81	22	$202
Development	563	273	188	1,024

Exploration and development capital	$662	354	210	$1,226
Capitalized G&A				79
Capitalized interest				14
Midstream capital				59
Other capital				25

Total Continuing Operations				$1,403

Discontinued operations				170

Total Operations				$1,573

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Quarter Ended
	March 31,
	2010	2009

Revenues

Oil, gas, and NGL sales	$2,070	$1,375
Net gain on oil and gas derivative financial instruments	620	154
Marketing and midstream revenues	530	371

Total revenues	3,220	1,900

Expenses and other income, net

Lease operating expenses	414	440
Taxes other than income taxes	101	89
Marketing and midstream operating costs and expenses	397	224
Depreciation, depletion and amortization of oil and gas properties	426	560
Depreciation and amortization of non-oil and gas properties	63	70
Accretion of asset retirement obligation	26	23
General and administrative expenses	138	163
Interest expense	86	83
Change in fair value of other financial instruments	(15)	(5)
Reduction of carrying value of oil and gas properties	—	6,408
Other (income) expense, net	(4)	7

Total expenses and other income, net	1,632	8,062

Earnings (loss) from continuing operations before income taxes	1,588	(6,162)

Income tax expense (benefit)

Current	299	(8)
Deferred	215	(2,272)

Total income tax expense (benefit)	514	(2,280)

Earnings (loss) from continuing operations	1,074	(3,882)

Discontinued operations

Earnings (loss) from discontinued operations before income taxes	137	(66)
Discontinued operations income tax expense	19	11

Earnings (loss) from discontinued operations	118	(77)

Net earnings (loss)	$1,192	$(3,959)

Basic net earnings (loss) per share
Earnings (loss) from continuing operations per share	$2.40	$(8.74)
Earnings (loss) from discontinued operations per share	0.27	(0.18)

Net earnings (loss) per share	$2.67	$(8.92)

Diluted net earnings (loss) per share
Earnings (loss) from continuing operations per share	$2.39	$(8.74)
Earnings (loss) from discontinued operations per share	0.27	(0.18)

Net earnings (loss) per share	$2.66	$(8.92)

Weighted average common shares outstanding
Basic	447	444
Diluted	448	444

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED BALANCE SHEETS
(in millions)

	March 31,	December 31,
	2010	2009

		(Audited)

Assets

Current assets

Cash and cash equivalents	$724	$646
Accounts receivable	1,296	1,208
Derivative financial instruments	733	211
Current assets held for sale	731	657
Other current assets	264	270

Total current assets	3,748	2,992

Property and equipment, at cost, based on the full cost method of accounting for oil and gas properties ($3,266 and $4,078 excluded from amortization in 2010 and 2009, respectively)	61,392	60,475
Less accumulated depreciation, depletion and amortization	42,580	41,708

Property and equipment, net	18,812	18,767

Goodwill	6,018	5,930
Long-term assets held for sale	1,409	1,250
Other long-term assets	690	747

Total Assets	$30,677	$29,686

Liabilities and Stockholders’ Equity

Current liabilities

Accounts payable — trade	$1,199	$1,137
Revenues and royalties due to others	546	486
Short-term debt	240	1,432
Current portion of asset retirement obligations	90	95
Current liabilities associated with assets held for sale	303	234
Other current liabilities	730	418

Total current liabilities	3,108	3,802

Long-term debt	5,845	5,847
Asset retirement obligations	1,637	1,418
Liabilities associated with assets held for sale	208	213
Other long-term liabilities	921	937
Deferred income taxes	2,003	1,899

Stockholders’ equity

Common stock	45	45
Additional paid-in capital	6,577	6,527
Retained earnings	8,733	7,613
Accumulated other comprehensive earnings	1,600	1,385

Total Stockholders’ Equity	16,955	15,570

Total Liabilities and Stockholders’ Equity	$30,677	$29,686

Common Shares Outstanding	447	447

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Quarter Ended March 31,
	2010	2009

Cash Flows From Operating Activities

Earnings (loss) from continuing operations	$1,074	$(3,882)
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities:
Depreciation, depletion and amortization	489	630
Deferred income tax expense (benefit)	215	(2,272)
Reduction of carrying value of oil and gas properties	—	6,408
Net unrealized gain on oil and gas derivative financial instruments	(524)	(36)
Other noncash charges	57	63
Net decrease in working capital	50	128
Increase in long-term other assets	(2)	—
Decrease in long-term other liabilities	(18)	(29)

Cash provided by operating activities — continuing operations	1,341	1,010
Cash provided by operating activities — discontinued operations	154	37

Net cash provided by operating activities	1,495	1,047

Cash Flows From Investing Activities

Proceeds from property and equipment divestitures	1,257	1
Capital expenditures	(1,247)	(1,926)
Redemptions of long-term investments	8	2

Cash provided by (used) in investing activities — continuing operations	18	(1,923)
Cash used in investing activities — discontinued operations	(107)	(107)

Net cash used in investing activities	(89)	(2,030)

Cash Flows From Financing Activities

Proceeds from borrowings of long term debt, net of issuance costs	—	1,187
Net commercial paper repayments	(1,192)	(111)
Debt repayments	—	(1)
Proceeds from stock option exercises	8	4
Dividends paid on common stock	(72)	(70)
Excess tax benefits related to share-based compensation	3	2

Net cash (used in) provided by financing activities	(1,253)	1,011

Effect of exchange rate changes on cash	18	(11)

Net increase in cash and cash equivalents	171	17
Cash and cash equivalents at beginning of period (including assets held for sale)	1,011	384

Cash and cash equivalents at end of period (including assets held for sale)	$1,182	$401

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
DRILLING ACTIVITY
Gross wells drilled

	Quarter Ended
	March 31,
	2010	2009

Exploration Wells Drilled

U.S. Onshore	4	6
Canada	24	22

North American Onshore	28	28
U.S. Offshore	—	1

Total	28	29

Exploration Wells Success Rate

U.S. Onshore	100%	100%
Canada	96%	100%

North American Onshore	96%	100%
U.S. Offshore	—	0%

Total	96%	97%

Development Wells Drilled

U.S. Onshore	297	291
Canada	128	121

North American Onshore	425	412
U.S. Offshore	1	3

Total	426	415

Development Wells Success Rate

U.S. Onshore	100%	99%
Canada	100%	98%

North American Onshore	100%	99%
U.S. Offshore	100%	33%

Total	100%	99%

Total Wells Drilled

U.S. Onshore	301	297
Canada	152	143

North American Onshore	453	440
U.S. Offshore	1	4

Total	454	444

Total Wells Success Rate

U.S. Onshore	100%	99%
Canada	99%	99%

North American Onshore	100%	99%
U.S. Offshore	100%	25%

Total	100%	99%

COMPANY OPERATED RIGS

	Quarter Ended
	March 31,
	2010	2009

Number of Company Operated Rigs Running

U.S. Onshore	53	24
Canada	6	2

North American Onshore	59	26
U.S. Offshore	1	2

Total	60	28

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION FROM DISCONTINUED OPERATIONS

	Quarter Ended
	March 31,
	2010	2009

Production from Discontinued Operations

Oil (MMBbls)	2.8	3.1
Natural Gas (Bcf)	0.5	0.3

Total Oil Equivalent (MMBoe)	2.9	3.1

STATEMENTS OF DISCONTINUED OPERATIONS
(in millions)

	Quarter Ended
	March 31,
	2010	2009

Revenues
Oil sales	$209	$127
Gas sales	3	1

Total revenues	212	128

Expenses and other income, net

Operating expenses	75	85
Reduction of carrying value of oil and gas properties	—	109

Total expenses	75	194

Earnings (loss) before income taxes	137	(66)

Income tax expense

Current	15	10
Deferred	4	1

Total income tax expense	19	11

Earnings (loss) from discontinued operations	$118	$(77)

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
NON-GAAP FINANCIAL MEASURES
The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles.) The company must reconcile the Non-GAAP financial measure to related GAAP information. Cash flow before balance sheet changes is a Non-GAAP financial measure. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Cash flow before balance sheet changes is also used by certain securities analysts as a measure of Devon’s financial results.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	Quarter Ended
	March 31,
	2010	2009

Net Cash Provided By Operating Activities (GAAP)	$1,495	$1,047

Changes in assets and liabilities — continuing operations	(30)	(99)
Changes in assets and liabilities — discontinued operations	(32)	40

Cash flow before balance sheet changes (Non-GAAP)	$1,433	$988

Devon believes that using net debt for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon defines net debt as debt less cash and cash equivalents. Devon believes that because cash and cash equivalents can be used to repay indebtedness, netting cash and cash equivalents against debt provides a clearer picture of the future demands on cash to repay debt.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	March 31,
	2010	2009

Total debt (GAAP)	$6,085	$6,924
Adjustments:
Cash and cash equivalents (including cash from discontinued operations)	1,182	401

Net debt (Non-GAAP)	$4,903	$6,523

Total debt	$6,085	$6,924
Stockholders’ equity	16,955	12,942

Total capitalization (GAAP)	$23,040	$19,866

Net debt	$4,903	$6,523
Stockholders’ equity	16,955	12,942

Adjusted capitalization (Non-GAAP)	$21,858	$19,465